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                                                                 EXHIBIT 10.16


                      FIRST AMENDMENT TO SECOND AMENDED
                      AND RESTATED EMPLOYMENT AGREEMENT
                      ---------------------------------


     This amendment dated as of October 1, 1998 ("First Amendment") is to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") dated as of February 28, 1995 between Quantum Restaurant Group, Inc., now known as Morton's Restaurant Group, Inc. ("MRG") and Allen J. Bernstein ("Bernstein").

     The parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1. Paragraph 2(a) of the Agreement is hereby deleted and in its place and stead there is inserted the following:

     "(a) As compensation for the services to be rendered hereunder, until December 31, 1999, MRG shall pay to Bernstein a base salary (as adjusted hereafter pursuant to the next sentence hereof, the "Base Salary") at the rate of $625,000. per annum, payable in equal installments at such times as shall be agreed upon by MRG and Bernstein, but no less frequently than monthly. The annual Base Salary for the Employment Year commencing January 1, 2000, shall increase at the rate of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, as compiled by the U.S. Bureau of Labor Statistics for the preceding year (the "CPI"). The Base Salary may be increased at a faster rate than that of the CPI, at the discretion of the board of Directors, and depending upon the profitability and growth of MRG."


     2. Paragraph 7(a) of the Agreement is hereby deleted and in its place and stead there is inserted the following:

     "(a) If Bernstein is unable to perform his duties by reason of illness or incapacity (a "Disability") for a continuous period of more than six (6) months, the compensation otherwise payable to him during the continued period of such illness or incapacity after such six (6) month period shall be at the annual rate of $226,500.00. Bernstein's full compensation shall be reinstated upon his return to employment and the discharge of his full duties hereunder. Notwithstanding anything herein to the contrary, if Bernstein shall be absent from his employment by reason of illness or incapacity for a continuous period of more than eighteen (18) months, this Agreement shall terminate, except Bernstein's legal representatives shall be entitled to receive the compensation herein provided to the last day of the eighteenth month of such continuous period."

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     3.   Paragraph 7(f) of the Agreement is hereby deleted and in its place and stead there is inserted the following:

     "(f) In the event (i) this Agreement terminates pursuant to Section 7(e) or (ii) Quantum has delivered Quantum Notice's (the date of such termination or delivery being the "Measuring Date"), MRG covenants and agrees to pay and be liable for, on the days originally fixed herein for the payments thereof, and for a period of sixty (60) months following the Measuring Date, Bernstein's compensation (except Bonus shall be due only for the calendar year during which the Measuring Date occurs, and pro rated, on an annualized basis, for that year), reimbursement to Bernstein of the costs and expenses for the automobile and chauffeur as set forth in
     Section 5 at the cost thereof as of the Measuring Date, membership dues and other reasonable expenses for Bernstein to attend meetings and conferences of the Young President's Organization and other expenses under the terms of this Agreement as they become due, together with all reasonable expenses which Bernstein may then or thereafter incur for legal expenses and all other reasonable costs paid or incurred by Bernstein for enforcing the payment of such amounts. As an alternative, at the election of Bernstein made within thirty days of the Measuring Date, MRG shall pay to him as damages such a sum as at the time of such termination represents sixty (60) multiplied by $67,800., together with all reasonable expenses which Bernstein may then or thereafter incur for legal expenses and all other reasonable costs paid or incurred by Bernstein for enforcing payment of such amounts. Bernstein agrees to use his best efforts to seek alternative employment as an executive earning a salary reasonably comparable with that being paid to Bernstein by MRG, upon any such termination. Upon and after Bernstein's acquisition of such alternative employment, (i) MRG's only obligation hereunder shall be the payment to Bernstein of $50,600. per month, or part thereof, until the 60th month following the Measuring Date, if Bernstein has not made the election referred to in the second preceding sentence, or (ii) if Bernstein has made such election, he shall repay to MRG an amount equal to the product of [$17,366.] multiplied by "X", where X equals the difference between 60 and the number of months between the Measuring Date and the date Bernstein commences such new employment."

     4. Paragraph 8(e) of the Agreement is hereby deleted and in its place and stead there is inserted the following:

     "(e) MRG shall, for so long as Bernstein is employed by it, procure and maintain a disability insurance policy (the "Disability
     Policy"). The Disability Policy will provide that during the period commencing after the sixth

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     month of a Disability of Bernstein and terminating when Bernstein reaches the age of 65, Bernstein shall be provided with benefits equal to approximately $325,000. per annum. Any benefits received by Bernstein pursuant to this Section 8(e) shall be in addition to, and not exclusive of, any compensation to be paid to Bernstein pursuant to Section 7(a) hereof."

     5. In all other respects, the Agreement shall remain in full force and effect and the parties hereby reconfirm and ratify same.


                                           /s/ ALLEN J. BERNSTEIN
                                           -----------------------------------
                                           Allen J. Bernstein


                                           MORTON'S RESTAURANT GROUP, INC.


                                           By: /s/ THOMAS J. BALDWIN
                                               -------------------------------
                                               Thomas J. Baldwin - Exec. V.P.

Attest:


/s/ Agnes Longarzo
-----------------------------------
Secretary

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